                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report: (Date of earliest event reported): October 9, 1998

                                   MOSLER INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                                 0-18054                           31-1172814
(STATE OF INCORPORATION)               (COMMISSION FILE NUMBER)              (IRS EMPLOYER IDENT)

                               8509 Berk Boulevard
                             Hamilton, OH 45015-2213
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (513) 870-1900
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 2    ACQUISITION OR DISPOSITION OF ASSETS

         On October 9, 1998 Mosler Inc., (the Company) purchased substantially all the assets of the LeFebure Division (LeFebure) of De La Rue Cash Systems Inc. and De La Rue Systems Americas Corporation. The total consideration paid by the Company was $34 million subject to a working capitol adjustment to be paid within 90 days. LeFebure specializes in the manufacture, distribution and service of security equipment for financial institutions. In connection with the purchase, the Company entered into a new $85 million credit facility.


ITEM 7    FINANCIAL STATEMENTS AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. As of the date of this Form 8-K, it is impracticable to prepare financial statements with respect to the LeFebure acquisition. The Company will file such required financial statements by amendment to this Form 8-K.

         (b) PRO FORMA FINANCIAL INFORMATION. As of the date of this Form 8-K, it is impracticable to prepare pro forma financial information. The information required herewith will be filed concurrently with the filing of the financial statements discussed above.

         (c)      EXHIBITS.

EXHIBIT NO.                                          EXHIBIT

10.1 Asset Purchase Agreement, executed October 9, 1998 and dated as of September 30, 1998 by and among Mosler Inc., De La Rue Systems Americas Corporation and De La Rue Cash Systems Inc.

10.2 Credit Agreement, dated October 9, 1998, among Mosler Inc. and the Lenders named therein.


                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                 DATED this 22 day of October, 1998

                                        MOSLER INC.

                                        By:  /S/ Thomas J. Bell
                                                 Thomas J. Bell
                                                 Senior Vice President, Chief
                                                 Financial Officer and Treasurer